UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 4, 2015

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

Included as Exhibit 99.1 to this report is the RealNetworks press release dated November 5, 2015 announcing the company’s collaboration with Verizon. Included as Exhibit 99.2 to this report is the email communication sent to RealNetworks employees on November 5, 2015 in connection with the reduction in force described under Item 8.01 herein.
Item 8.01. Other Events.

On November 4, 2015, RealNetworks, Inc. commenced the elimination of approximately 60 positions worldwide, or approximately 10% of its worldwide employee base, in connection with a pivot in strategy for its RealTimes product that is expected to include more relationships with mobile carriers and other distribution partners, and in furtherance of its previously disclosed efforts to reduce operating expenses. RealNetworks recorded $2.3 million in charges associated with this reduction in force in the quarter ended September 30, 2015.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated November 5, 2015
99.2	Email communication to RealNetworks employees dated November 5, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: November 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated November 5, 2015
99.2	Email communication to RealNetworks employees dated November 5, 2015